Exhibit 99.1

GMAC Financial Services Enters Agreement to Provide Financing for Chrysler Dealers and Customers

NEW YORK – GMAC Financial Services today announced that it has entered into an agreement with Chrysler LLC to provide automotive financing products and services to Chrysler dealers and customers. GMAC will be the preferred provider of new wholesale financing for Chrysler dealer inventory and has a four-year agreement for incentivized retail financing with limited exclusivity.

The U.S. government has indicated that it intends to support GMAC in promoting the availability of credit for dealers and customers by making liquidity and capital available and by providing the capitalization that GMAC requires to support the Chrysler business.

“GMAC is pleased to be part of the solution to restructure and stabilize the U.S. auto industry,” said GMAC Chief Executive Officer Alvaro G. de Molina. “Providing financing options to dealers and consumers is critical as we work through one of the most challenging periods in the global auto sector. We will leverage our strengths and capabilities as the leading automotive finance company to serve our new customers, while maintaining our commitment to current customers.

“Serving as the primary source of financing for Chrysler is consistent with our strategy to diversify our automotive business,” de Molina said. “We intend to work through the operational process quickly and effectively to ensure that the appropriate level of credit is available to support the sale of Chrysler vehicles.”

GMAC will leverage its servicing platform to provide customer service for the newly originated assets. GMAC has not acquired the existing assets or liabilities of Chrysler Financial.

The majority of Chrysler dealers and consumers are located in the U.S., while there are smaller concentrations of business in Canada and Mexico and other international markets.

GMAC was advised by Wachtell, Lipton, Rosen & Katz and Morgan Stanley in this transaction.

About GMAC Financial Services
GMAC is a bank holding company with operations in North America, South America, Europe and Asia-Pacific. GMAC specializes in automotive finance, real estate finance, insurance, commercial finance and online banking. As of Dec. 31, 2008, the company had $189 billion in assets and serviced 15 million customers around the world. Visit the GMAC media site at http://media.gmacfs.com for more information.

# # #

Forward-Looking Statements

In this press release the use of the words “expect,” “anticipate,” “intend,” “may,” “could,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements herein and in related management comments, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and actual results may differ materially due to numerous important factors that are described in the most recent reports on SEC Forms 10-K and 10-Q for GMAC, each of which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: the inability or unwillingness of the U.S. government to provide the additional liquidity and capital referred to in this news release; the ultimate form, amount and terms of the additional capital or liquidity referred to in this news release; our inability to provide the anticipated level of financing to Chrysler dealers and customers; our inability to successfully accommodate the additional risk exposure relating to providing wholesale and retail financing to Chrysler dealers and customers and the resulting impact to our financial stability; uncertainty related to Chrysler’s bankruptcy process and its proposed industrial alliance with Fiat SpA; the success or lack thereof of Chrysler’s bankruptcy process and its proposed industrial alliance with Fiat SpA; our ability to recover any payments or obligations owed to us by Chrysler during Chrysler’s bankruptcy process; uncertainty related to the new financing arrangement between GMAC and Chrysler described in this news release; securing low cost funding for GMAC and maintaining the mutually beneficial relationship between GMAC, Chrysler and General Motors Corporation (“GM”); our ability to maintain an appropriate level of debt; the profitability and financial condition of GM and Chrysler; our ability to realize the anticipated benefits associated with our new financing arrangement with Chrysler; the level of Chrysler’s incentivized retail financing; our success, or lack thereof, of leveraging our strengths and capabilities to serve and retain new Chrysler and other customers; uncertainty concerning our ability to access additional federal liquidity programs; disruptions in the market in which we fund our operations, with resulting negative impact on our liquidity; changes in the credit ratings of GMAC, Chrysler or GM; changes in economic conditions, currency exchange rates or political climate in the markets in which we operate, including, without limitation the success or lack thereof of the restructure and stabilization of the U.S. auto industry; and changes in the existing or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations.

Investors are cautioned not to place undue reliance on forward-looking statements. these forward-looking statements speak only as of the date on which the statements were made. GMAC undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other such factors that affect the subject of these statements, except where expressly required by law.

Contacts:
Gina Proia
917-369-2364
Gina.proia@gmacfs.com

Sue Mallino
313-656-6970
Sue.mallino@gmacfs.com